UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2018

ALPHA ENERGY, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-55586	90-1020566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4162 Meyerwood Drive, Houston, TX 77025

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 713-231-4235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

Alpha Energy, Inc. has entered into a letter of intent agreement with RTA Petroleum, LLC for acquiring production and leasehold assets in the DJ Basin located in the Nebraska panhandle. Pursuant to the evaluation of the due diligence process, it is the intent of Alpha to acquire approximately 70 barrels of oil production a day and 23,875 acres with associated proved producing, proved non-producing and probable reserves of approximately 530,000 barrels.

Exhibits

No.	Exhibits
99.1	LOI

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2018

ALPHA ENERGY, INC.

/s/ John Lepin

John Lepin,

Director CFO